                                                                    Exhibit 10.5

                                LICENSE AGREEMENT

         THIS LICENSE AGREEMENT (this "Agreement") is entered into effective as of the 11th day of September, 2003 (the "Effective Date"), by and between The
Bank of New York, a New York banking corporation ("Licensor"), World Gold
Council, a not-for-profit association established under Swiss law and World Gold
Trust Services, LLC, a Delaware limited liability company and wholly-owned subsidiary of World Gold Council (collectively "Licensee").

         WHEREAS, Licensor and Licensee (each a "Party," and collectively, the
"Parties") are entering into this Agreement, together with a certain Settlement
Agreement dated September 11, 2003 (the "Settlement Agreement"), in connection with the settlement of certain claims between the Parties; and

         WHEREAS, in connection with such settlement, Licensee wishes to obtain a license under certain of Licensor's patent rights, and Licensor wishes to grant such license subject to the terms and conditions of this Agreement.

         NOW THEREFORE, for the sum of $1.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the
Parties agree as follows:

1.       CERTAIN DEFINITIONS.

         For the purposes of this Agreement, the following terms have the following meanings:

         "Licensor Patent Rights" means any patents and patent applications (and all related know-how and trade secrets) of Licensor, anywhere in the world, that cover securitized gold products and that exist as of the
         Effective Date or are filed or issued thereafter, including but not limited to U.S. Provisional Patent Application Serial No. [redacted], filed on [redacted], and entitled "[redacted]."

         "Licensed Product" means any securitized gold financial product that is sold, sponsored or issued by: (I) Licensee, or (II) any entity over which Licensee has ownership or control, directly or indirectly, of more than fifty percent (50%) of the voting securities of such entity
         (or, in the case of a noncorporate entity, equivalent interests). For the purposes of clarity, the Licensed Products do not include any products involving the securitization of any commodity other than gold.

2.       LICENSE.

         Subject to the terms and conditions of this Agreement, Licensor grants
         Licensee a perpetual, world-wide, non-exclusive, non-transferable
         (except as provided in Section 7.2) license under the Licensor Patent
         Rights solely for the purposes of establishing, operating and marketing
         Licensed Products (the "License"). The License includes the limited right of Licensee to grant sublicenses to its partners, joint venturers, trustees, custodians and agents, but only in connection with their establishment, operation and marketing of Licensed Products.
         Except as expressly provided in this Section 2, no

         license or other rights with respect to the Licensor Patent Rights or other intellectual property rights of Licensor are granted to Licensee.

3.       LICENSE BACK TO LICENSOR.

         Subject to the terms and conditions of this Agreement, Licensee grants
         Licensor a perpetual, world-wide, non-exclusive, non-transferable license under Licensee's patents, patent applications and other intellectual property rights, with the right to grant sublicenses, solely for the purposes of establishing, operating and marketing financial products involving the securitization of any commodity, including but not limited to gold. Except as expressly provided in this
         Section 3, no license or other rights with respect to the patents, patent applications or other intellectual property rights of Licensee are granted to Licensor.

4.       COVENANT AND ACKNOWLEDGEMENT OF RIGHTS.

         4.1.  Promptly after the Effective Date, Licensee will formally abandon any attempt to file any United States or foreign patent
               applications based on U.S. Provisional Patent Application Serial
               No. 60/429,489 filed on November 27, 2002, as well as any other patent applications based thereon.

         4.2.  Licensee will not directly or indirectly: (I) oppose any of the
               Licensor Patent Rights (including, but not limited to, by
               directly or indirectly initiating or participating in any action of any kind challenging any of the Licensor Patent Rights, claiming any right or interest in any of the Licensor Patent
               Rights (other than the License), or otherwise interfering with
               Licensor's use and enjoyment of any of the Licensor Patent
               Rights), (II) dispute the validity or enforceability of any patent within the Licensor Patent Rights or any of the claims thereof, (III) assist any other person to do any of the foregoing
               (except if required by court order or subpoena), or (IV) initiate or participate in any action of any kind against Licensor or any third party who is partner, joint venturer, licensee, agent or employee of Licensor based on their establishing, operating and/or marketing products anywhere in the world involving the securitization of any commodity, including gold. Any violation of this Section 4.2 will constitute a material breach of this
               Agreement.

5.       TERM AND TERMINATION.

         The term of this Agreement is perpetual, provided, however, that either
         Party may terminate this Agreement on thirty (30) days prior, written notice to the other Party in the event that such other Party materially breaches this Agreement or the Settlement Agreement and fails to cure such other breach within such thirty (30) day period. Upon any termination or expiration of this Agreement, all rights and obligations under this Agreement (including Licensee's rights under the License)
         will immediately terminate.

6.       WARRANTIES.

         Licensor and Licensee each represents and warrants to the other: (I)
         that it has the requisite power and authority to enter into this
         Agreement; (II) that it has duly executed and delivered this Agreement;
         and (III) that this Agreement constitutes its valid and binding obligation enforceable against it, in accordance with the terms of this
         Agreement. EACH PARTY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED,
         OTHER THAN THOSE EXPRESSLY STATED IN THIS ARTICLE 6.

7.       MISCELLANEOUS PROVISIONS.

         7.1.  TECHNOLOGY TRANSFER. Neither party shall have any obligation under this Agreement to provide the other with any transfer of technology, know-how or information, or any training or
               consulting of any kind, with respect to the patents and other intellectual property licensed by it hereunder.

         7.2.  ASSIGNMENT. Licensee may not assign or otherwise transfer any right or obligation under this Agreement without the prior written consent of Licensor, except that Licensee may assign or otherwise transfer the entire Agreement and all rights and obligations hereunder in connection with: (I) the merger or consolidation of Licensee with or into a third-party trade association primarily engaged in the business of stimulating demand for a precious metal commodity, (II) the sale to such a trade association of a controlling interest in Licensee's stock or other equity interests, (III) the sale of all or substantially all of Licensee's assets to such a trade association, and (IV) a restructuring of Licensee pursuant to which World Gold Council
               (and not any successor or assign of them) continue to own more than 50% of the voting securities of (or, in the case of a noncorporate entity, equivalent interests), and the economic interest in, the assignee or transferee. This Agreement is binding on and inures to the benefit of the Parties and their permitted successors and assigns. Any attempted assignment or other transfer of rights under this Agreement in violation of this Section 7.2 will be void.

         7.3.  GOVERNING LAW. This Agreement will be governed by and construed under the laws of the State of New York, without reference to any choice of law rules (except that questions affecting the
               construction and effect of any patent will be determined by the law of the country in which the patent was granted).

         7.4.  EXCLUSIVE JURISDICTION AND VENUE. Any action brought by either
               Party that arises out of or relates to this Agreement will be filed only in the state or federal courts located in New York
               County, New York. Each Party irrevocably submits to the
               jurisdiction of those courts. Each Party waives any objections that it may have now or in the future to the jurisdiction of those courts, and also waives any claim that it may have now or in the future that litigation brought in those courts has been brought in an inconvenient forum.

         7.5.  ENTIRE AGREEMENT. This Agreement together with the Settlement
               Agreement sets forth the entire agreement of the Parties as to its subject matter and supercedes all prior agreements,
               negotiations, representations, and promises between them with respect to its subject matter. To the extent that there is a conflict between the terms of this Agreement and the terms the
               Settlement Agreement, then the terms of this Agreement shall govern.

         7.6.  UNENFORCEABLE PROVISIONS. If any provision of this Agreement is held unenforceable by a court of competent jurisdiction, the other provisions will remain in full force and effect. If legally permitted, the unenforceable provision will be replaced with an enforceable provision that as nearly as possible gives effect to the Parties' intent.

         7.7.  RELATIONSHIP OF THE PARTIES. Each Party is an independent contractor of the other Party. Nothing in this Agreement creates a partnership, joint venture or agency relationship between the
               Parties.

         7.8.  NOTICES. A notice under this Agreement is not sufficient unless it is: (I) in writing; (II) addressed using the contact
               information listed below for the Party to which the notice is being given (or using updated contact information which that
               Party has specified by written notice in accordance with this
               Section); and (III) sent by hand delivery, facsimile
               transmission, registered or certified mail (return receipt requested), or reputable express delivery service with tracking capabilities (such as Federal Express).

               Contact Information                 Contact Information
                 for Licensor:                       for Licensee:

               The Bank of New York                World Gold Council
               One Wall Street                     45 Pall Mall
               New York, NY  10286                 London SW1Y 5JG
               Attn:  Timothy Keaney               United Kingdom
                                                   Attn:  James E. Burton

         7.9.  AMENDMENTS. This Agreement may not be amended unless the amendment is in writing and signed by authorized representatives of both Parties.

         7.10. WAIVERS. A waiver of rights under this Agreement will not be effective unless it is in writing and signed by an authorized representative of the Party that is waiving the rights.

         7.11. COUNTERPARTS. The Parties may execute this Agreement by signing separate copies of the signature page. A facsimile copy of the signature page will have the same effect as the original.

                            (signature page follows)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

THE BANK OF NEW YORK

By: /s/ Allen R. Murray
   -----------------------------------

Name: Allen R. Murray
     ---------------------------------

Title: Managing Director
      --------------------------------

Date: September 12, 2003
     ---------------------------------

WORLD GOLD COUNCIL

By:/s/ James E. Burton
   -----------------------------------

Name: James E. Burton
     ---------------------------------

Title: CEO
      --------------------------------

Date: September 11, 2003
     ---------------------------------

WORLD GOLD TRUST SERVICES, LLC

By: /s/ J. Stuart Thomas
   -----------------------------------

Name: J. Stuart Thomas
     ---------------------------------

Title: Managing Director
      --------------------------------

Date: September 11, 2003
     ---------------------------------